Exhibit 10.6.3

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. [***] INDICATES THAT INFORMATION HAS BEEN REDACTED.

EXECUTION VERSION

AMENDMENT NO. 3 TO MASTER REPURCHASE AGREEMENT

Amendment No. 3 to Master Repurchase Agreement, dated as of September 28, 2016 (this “Amendment”), between UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (the “Buyer”) and HOME POINT FINANCIAL CORPORATION (the “Seller”).

RECITALS

The Buyer and the Seller are parties to (a) that certain Master Repurchase Agreement, dated as of October 28, 2015 (as amended by Amendment No. 1, dated as of May 4, 2016 and Amendment No. 2, dated as of September 15, 2016, the “Existing Repurchase Agreement”; as amended by this Amendment, the “Repurchase Agreement”) and (b) that certain Pricing Letter, dated as of October 28, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Pricing Letter”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Repurchase Agreement and Pricing Letter, as applicable.

The Buyer and the Seller have agreed, subject to the terms and conditions of this Amendment, that the Existing Repurchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Repurchase Agreement.

Accordingly, the Buyer and the Seller hereby agree, in consideration of the mutual promises and mutual obligations set forth herein, that the Existing Repurchase Agreement is hereby amended as follows:

SECTION 1. Definitions. Section 2 of the Existing Repurchase Agreement is hereby amended by:

1.1      deleting the definitions of “Agency Approval” and “Change in Control” in their entirety and replacing them with the following:

“Agency Approval” shall mean the approvals of Seller from the relevant Agencies as set forth on Schedule 4 hereof.

“Change in Control” shall mean:

(a)       any transaction or event as a result of which Stone Point Capital LLC ceases to own, directly or indirectly, 51% or more of the stock of Seller; or

(b)       the sale, transfer, or other disposition of all or substantially all of any Seller Party’s assets (excluding any such action taken in connection with any securitization transaction); or

(c)       the consummation of a merger or consolidation of a Seller Party with or into another entity or any other corporate reorganization (in one transaction or in a series of transactions), if 50% or more of the combined voting power of the continuing or surviving entity’s stock outstanding immediately after such merger, consolidation or such other reorganization is owned by persons who were not stockholders of Seller Party immediately prior to such merger, consolidation or other reorganization; or

(d)       William Newman shall (i) no longer be employed by Seller or (ii) shall no longer be involved in the day to day operations of Seller; or

(e)       there is a change in the majority of the board of directors of Seller during any twelve month period.

1.2      adding the following definition of “Warehouse Facility” in its proper alphabetical order:

“Warehouse Facility” shall have the meaning set forth in the Pricing Letter.

SECTION 2. Initiation. Section 3(c) of the Existing Repurchase Agreement is hereby amended by deleting subsection (iii) in its entirety and replacing it with the following:

(iii) Following receipt of such request, Buyer may agree to enter into such requested Transaction so long as the conditions set forth herein are satisfied and after giving effect to the requested Transaction the aggregate outstanding Purchase Price does not exceed the Maximum Aggregate Purchase Price, in which case Buyer shall remit the Purchase Price pursuant to the Seller’s Wiring Instructions.

SECTION 3. Operating Account Interest. Section 9(g) of the Existing Repurchase Agreement is hereby amended by deleting the first paragraph thereof and replacing it with the following:

(g) Operating Account Interest. Subject to Section 9(h), the Buydown Amount will accrue interest at the Operating Account Rate; provided that in no event shall interest accrue on (i) the Buydown Amount if (x) on any day the Buydown Amount is less than the Minimum Balance Requirement or (y) the average balance of funds in the Operating Account during any calendar month is less than the Minimum Balance Requirement and (ii) that portion of the Buydown Amount that is in excess of the lesser of (a) the aggregate outstanding Purchase Price of all Transactions during any calendar month or (b) the Minimum Balance Requirement. Unless otherwise set forth in the Pricing Letter:

SECTION 4. Covenants. Section 11(c) of the Existing Repurchase Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

(c)       Notice of Proceedings or Adverse Change. Seller Party shall give notice to Buyer or cause notice to be given to Buyer:

(i)        immediately after a Responsible Officer, president, vice president, chief executive officer, chief financial officer, chief operating officer, secretary, treasurer or controller of Seller Party has any knowledge of:

(A)       the occurrence of any Default or Event of Default;

(B)       any (a) default or event of default under any Indebtedness of Seller Party or (b) material litigation, investigation, regulatory action or proceeding that is pending or threatened by or against Seller Party in any federal or state court or before any Governmental Authority and (c) any Material Adverse Effect with respect to Seller Party;

(C)       any litigation or proceeding that is pending or threatened (a) against Seller Party in which the amount involved exceeds the Litigation Threshold and is not covered by insurance, in which injunctive or similar relief is sought, or which, would reasonably be expected to have a Material Adverse Effect, (b) in connection with any of the Repurchase Assets, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect and (c) that questions or challenges compliance of any Mortgage Loan with the Ability to Repay Rule or QM Rule;

(D)       as soon as reasonably possible, notice of any of the following events: (A) a change in the insurance coverage of Seller Party, with a copy of evidence of same attached; (B) any material change in accounting policies or financial reporting practices of Seller Party; (C) promptly upon receipt of notice or knowledge of any Lien or security interest (other than security interests created hereby or under any other Program Document) on, or claim asserted against, any of the Repurchase Assets; (D) the termination or nonrenewal of any debt facilities of Seller Party which have a maximum principal amount (or equivalent) available of more than the Facility Termination Threshold; (E) any Change in Control or any change in direct or indirect ownership or controlling interest of any Seller Party’s direct or indirect owner; and (F) any other event, circumstance or condition that has resulted, or has a possibility of resulting, in a Material Adverse Effect; and

(ii)       Promptly, but no later than [***] after Seller receives notice of the same, (A) any Mortgage Loan submitted for inclusion into an Agency Security and rejected by that Agency for inclusion in such Agency Security or (B) any Mortgage Loan submitted to an Approved Investor (whole loan or securitization) and rejected for purchase by such Approved Investor; or (C) the termination or suspension of approval of Seller to sell any Mortgage Loans to any Approved Investor.

SECTION 5. Notices. Section 23 of the Existing Repurchase Agreement is hereby amended by deleting the notice information for the Buyer in its entirety and replacing it with the following:

If to Buyer:

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York

1285 Avenue of the Americas

New York, NY 10019

Attention: [***]

Telephone: [***]

Facsimile: [***]

Email: [***]

With a copy to:

UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York

153 West 51st Street

New York, NY 10019

Attention: [***]

Telephone: [***]

Email: [***]

And:

OL-SGMF-Business@ubs.com

SECTION 6. Conditions Precedent. This Amendment shall become effective as of the date hereof (the “Amendment Effective Date”), subject to the satisfaction of the following conditions precedent:

6.1      Delivered Documents. On the Amendment Effective Date, the Buyer shall have received the following documents, each of which shall be satisfactory to the Buyer in form and substance:

(a)       this Amendment, executed and delivered by the Buyer and Seller;

(b)       Amendment No. 10 to Pricing Letter, executed and delivered by the Buyer and Seller; and

(c)       such other documents as the Buyer or counsel to the Buyer may reasonably request.

SECTION 7. Ratification of Agreement. As amended by this Amendment, the Existing Repurchase Agreement is in all respects ratified and confirmed and the Existing Repurchase Agreement as so modified by this Amendment shall be read, taken, and construed as one and the same instrument.

SECTION 8. Representations and Warranties. The Seller hereby represents and warrants to the Buyer that it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 10 of the Repurchase Agreement. The Seller hereby represents and warrants that this Amendment has been duly and validly executed and delivered by it, and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 9. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Repurchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

SECTION 10. Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

SECTION 11. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart. The parties agree that this Amendment, any documents to be delivered pursuant to this Amendment and any notices hereunder may be transmitted between them by email and/or by facsimile. Delivery of an executed counterpart of a signature page of this Amendment in Portable Document Format (PDF) or by facsimile shall be effective as delivery of a manually executed original counterpart of this Amendment. The original documents shall be promptly delivered, if requested.

SECTION 12. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 13. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT. NOTWITHSTANDING ANYTHING TO THE CONTRARY, THE EFFECTIVENESS, VALIDITY AND ENFORCEABILITY OF ELECTRONIC CONTRACTS, OTHER RECORDS, ELECTRONIC RECORDS AND ELECTRONIC SIGNATURES USED IN CONNECTION WITH ANY ELECTRONIC TRANSACTION BETWEEN BUYER AND SELLER SHALL BE GOVERNED BY E-SIGN.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Buyer and the Seller have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

UBS AG, BY AND THROUGH ITS BRANCH OFFICE AT 1285 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK,
as Buyer

By:	/s/ Chi Ma
	Name:	Chi Ma
	Title:	Authorized Signatory

By:	/s/ Ari Lash
	Name:	Ari Lash
	Title:	Authorized Signatory

HOME POINT FINANCIAL CORPORATION, as Seller

By:	/s/ Howard Nathan
	Name:	Howard Nathan
	Title:	CFO

Signature Page to Amendment No. 3 to Master Repurchase Agreement